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                                                                   EXHIBIT 10.44

                                    FINMAP
                                  CORPORATION

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
19 South La Salle Street - 15th Fl.                                                700 West Hillsboro Boulevard
Chicago, Illinois 60603                FINANCIAL MARKET ACCESS PROGRAMS            Building 3, Suite 101
Tel.  (312) 251-1783                                                               Deerfield Beach, Florida 33441
Fax   (312) 251-1786                                                               Tel.  (954) 418-8601
                                                                                   Fax  (954) 418-8756
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October ___, 2000

Mr. James Springfield
President and Chief Executive Officer
Applied Voice Recognition, Inc.
1770 St. James Place, Suite 116
Houston, Texas   77056

Dear Mr. Springfield:

This letter will serve as an agreement (the "Agreement") between Applied Voice Recognition, Inc. d/b/a e-DOCS.net (the "Company"), and FinMap Corporation ("FinMap") with respect to the retention of FinMap to (i) implement a market exposure program described in Section 2, and (ii) provide the financial public relations services described in Section 1, on behalf of the Company pursuant to the terms of this Agreement.

1.0  FINANCIAL PUBLIC RELATIONS

1.1 FinMap will develop and implement a comprehensive financial public relations and shareholder relations program for the Company to provide increased awareness among the brokerage community, institutional investors and the investing public of the Company and its business and potential.

1.2 All materials relating to the Company utilized by FinMap will be submitted to the Company for the Company's review and written approval prior to the use of such materials by FinMap, and no such materials shall be released or otherwise distributed to any party until after the Company provides FinMap with written notice of the effectiveness of the Company's presently proposed Form SB-2 Registration Statement.

1.3 Phase I - Development (all of which steps may be completed prior to the effectiveness of the Company's presently proposed Form SB-2 Registration Statement):
           a) Prepare an informational package that piques the interest of investors, brokers and portfolio managers.
           b) Write a multi-purpose corporate profile that tells the Company's story and defines the scope of the Company's business.
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           c)  Develop a list of investors, analysts, brokers, market-makers and portfolio managers that may have an interest in (i) the Company's business, and (ii) the potential for significant capital appreciation.

1.4 Phase II - Implementation (none of which steps may be completed until after the Company provides FinMap with written notice of the effectiveness of the Company's presently proposed Form SB-2 Registration Statement):

           a) Broadly disseminate all relevant news regarding the company through the media, direct mail and the Internet.
           b) Attempt to place general interest articles on the Company's business and/or interviews with the Company's senior management in the media.
           c) Arrange meetings for the Company's senior management with brokerage firms, analysts and institutional fund managers.
           d) Assist management in the writing of news releases as well as quarterly and annual reports.
           e) Initiate a pro-active investor relations function entailing telephone contact, email and written material to provide an ongoing stream of communications from the Company existing shareholders in an effort to retain existing shareholders while developing buying interest from new investors.
           f) Provide ongoing counsel and feedback to the Company's management regarding all aspects of the Company's image and the investment community's attitude toward the Company.

2.0  MARKET EXPOSURE PROGRAM

2.1 At such time as shall be mutually determined by FinMap and the Company to be most advantageous for the Company (but in any event after the Company provides FinMap with written notice of the effectiveness of the Company's presently proposed Form SB-2 Registration Statement), FinMap will initiate a three-phase market exposure program (the "Market Exposure Program") designed to generate interest in the Company and the Company's business, products and services, and to drive traffic to the Company's web site. All three phases of the Market Exposure Program will be conducted simultaneously, but the commencement of each phase shall be subject to the Company's prior written approval. The three phases of the Market Exposure Program will consist of the following components:

           a) FinMap Internet email program (which program consists of FinMap transmitting information and materials about the Company and the Company's business on two (2) separate occasions to at least 12,500,000 separate and distinct email addresses, such information, materials and dates of transmission being subject to the Company's prior written approval).
           b) Two months of Company exposure on the American Scene Radio money talk show.
           c) Three months of exposure on w3otc.com, a popular site for information on small-cap companies.

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3.0  RETENTION OF FINMAP

3.1 The Company hereby retains FinMap for an initial term of six (6) months to perform the services set forth in Sections 1 and 2 above. This Agreement is non-cancelable during the initial term of six (6) months, except as provided in Section 3.2, and may be extended on a month-to-month basis as may be mutually agreed by the parties hereto. Absent the parties' mutual agreement to extend the initial term or any extension term of this Agreement, this Agreement will automatically terminate at the end of the last day of the then applicable term. Upon the termination or expiration of this Agreement, neither party shall have any further rights or obligations hereunder except for the parties' respective obligations under any provisions of this Agreement which by their terms are intended to survive expiration or termination of this Agreement.

3.2 Either the Company or FinMap may terminate this Agreement prior to the end of the initial term (i) if the other party breaches any material term or condition of this Agreement and such breach continues unremedied for a period of thirty (30) days following receipt of written notice of said breach by the non-breaching party, or (ii) immediately upon notice if the other party (A) ceases to function as a going concern or to conduct operations in the normal course of business; (B) has a petition or action filed by or against it under any federal bankruptcy or state insolvency law which petition or action has not been dismissed or set aside within ninety
     (90) days of its filing; or (C) makes an assignment for the benefit of its creditors.

3.3 On its execution of this Agreement, the Company shall pay to FinMap an initial retainer of $2,500 for the first month, plus a one-time set-up and documentation revue fee in the amount of $2,500. Additionally, the Company will pay to FinMap additional monthly retainers in arrears of $2,500 for each month after the first month, the first of which shall be payable thirty (60) days following the execution of this Agreement with remaining installments due on the same day of each succeeding month.

3.4 At the time that the Company elects to initiate the Market Exposure Program, the Company shall pay to FinMap additional retainers for each element of the Market Exposure Program as follows:

           a) $25,000 with respect to the initiation of the FinMap email program described in Section 2.1 a), which amount shall cover both email transmissions but shall be payable to FinMap in connection with the initial email transmission;
           b) $12,000 with respect to the initiation of the American Scene Radio Show exposure; and
           c)  $1,000 with respect to the w3otc.com web site exposure.

3.5 In addition to the retainer fees set forth above, the Company shall grant to FinMap warrants (the "Warrant") to purchase 400,000 shares of the Company's unregistered common stock at an exercise price of $0.35 per share and which Warrant and shares of common stock to be issued pursuant to the exercise of the Warrant (the "Warrant Stock") will bear an appropriate "Rule-144" legend. The Warrant will expire six (6) months after the Effective Date (as defined below under the Company's signature block) and the Warrant will be exercisable immediately upon the issuance of the Warrant in whole or in part. As of the Effective Date, neither the Warrant nor the Warrant Stock, will have been registered for resale under applicable securities laws and shall be restricted from being sold,

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     conveyed or otherwise transferred by Advisor pursuant to (A) the restrictive legends that will be affixed to the Warrant and on the back of any certificate evidencing such Warrant Stock, and (B) applicable securities laws. Notwithstanding any other term in this Agreement, the issuance of the Warrant shall be subject to the Company's shareholders approving an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, and the Company shall issue the Warrant to FinMap within five (5) business days following the effective date of the filing of such amendment.

3.6 If at any time following the issuance of the Warrant the Company files a Registration Statement pursuant to the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time (the "1933 Act"), to be registered pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC"), then the Company shall use its best efforts to include in such Registration Statement, at no cost to FinMap, the Warrant Stock.

3.7 In addition to the payment of the retainer fees, the Company shall also reimburse FinMap for all direct out-of-pocket expenses incurred on behalf of the Company, which shall include, but not be limited to, travel-related, duplicating, printing and courier expenses, provided that any item of expense exceeding $250, and any aggregate expenses exceeding $500 during any calendar month shall have been approved in writing by the Company prior to being incurred.

4.0  NO AGENCY

4.1 FinMap understands and acknowledges that this letter shall not create or imply any agency agreement between the parties, and FinMap shall not, nor shall FinMap have the right to, commit the Company, its officers, directors or shareholders in any manner except as shall have been specifically authorized in writing by the Company.

5.0  INDEMNIFICATION

5.1 In connection with the services which FinMap has agreed to render to the Company hereunder, the Company shall indemnify, defend and hold harmless FinMap, its officers, directors, agents and employees against any losses, claims, damages or liabilities to which FinMap may become subject in connection with their rendering of such services except for losses, claims, damages or liabilities resulting from or attributable to (i) the negligence, misrepresentations, unauthorized representations or other misconduct of FinMap; (ii) FinMap's failure to obtain the Company's prior written approval with respect to the use of sales brochures, sales contracts, sales literature, promotional materials or other verbal or written representations, warranties, discussions or descriptions of the Company used in connection with the promotion of the Company or the Company's business; or (iii) FinMap's failure to abide by any applicable laws, rules or regulations, including, without limitation, applicable federal or state securities laws.

5.2 FinMap agrees to indemnify, defend and hold harmless the Company, its officers, directors, agents and employees from and against any losses, claims, damages, expenses (including reasonable counsel fees) or liabilities resulting from or attributable to (i) the negligence, misrepresentations, unauthorized representations or other misconduct of FinMap; (ii) FinMap's failure to obtain the

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     Company's prior written approval with respect to the use of sales brochures, sales contracts, sales literature, promotional materials or other verbal or written representations, warranties, discussions or descriptions of the Company used in connection with the promotion of the Company or the Company's business; or (iii) FinMap's failure to abide by any applicable laws, rules or regulations, including, without limitation, applicable federal or state securities laws.

5.3 The party hereunder seeking indemnity (the "Indemnified Party") will promptly notify the other party hereunder (the "Indemnifying Party") upon the Indemnified Party's receipt of any notices of claim or any threat to institute an action or proceeding for which the Indemnified Party or any other person claims entitlement to indemnification pursuant to this Section 5 and will promptly notify the Indemnifying Party after any such proceeding is commenced. In the event the Indemnified Party becomes involved in any action or proceeding for which it is indemnified hereunder and the Indemnifying Party neglects to defend in good faith any such action on behalf of the Indemnified Party, then the Indemnified Party shall be entitled to retain separate counsel of its choice and the Indemnifying Party shall reimburse the Indemnified Party for any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating, preparing to defend or defending any lawsuits or other proceedings arising in any manner out of or in connection with the rendering of such services. The Indemnifying Party agrees that the indemnification and reimbursement commitment set forth in this Agreement shall apply whether or not the Indemnified Party is a formal party to any such lawsuits or other proceedings.

5.4 The indemnity agreement contained in this Section 5 and the representations and warranties of the parties hereto contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or (ii) any investigation made by FinMap or on behalf of FinMap, or by the Company or on behalf of the Company, its officers or directors or any other person controlling the Company.

6.0  MODIFICATION/SEVERABILITY

6.1 The Agreement is the entire agreement between the parties which may not be amended or modified except in writing, and shall be binding upon and inure to the benefit of the parties and their successors and assigns. If any provision of this Agreement, or part thereof, shall be held to be invalid or unenforceable, it shall not affect the validity or enforceability of the remaining part or any other provision.

7.0  HEADINGS

7.1 Headings are for convenience only and shall not affect the interpretation or meaning of the context thereunder.

8.0  REPRESENTATIONS OF THE PARTIES

8.1 By execution of this Agreement, the Company represents and warrants to FinMap and FinMap shall be entitled to rely fully upon such representations, that:
           a) The Company has full and complete corporate authority to enter into this Agreement.

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           b)  That the officer executing this Agreement on behalf of the
               Company is duly empowered to so execute and, as of the Effective Date, holds in good standing the office indicated.
           c) That the Company intends to be legally bound by the terms set forth herein.
           d) The Company is in compliance with all United States, local, state, federal, international and other applicable laws, ordinances and regulations applicable to its business, with the exception of violations of such laws, ordinances and regulations that would not individually or in the aggregate have a material adverse effect on the Company or FinMap.
           e) There is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, which has been served on the Company or its affiliates and is now pending or which, to the knowledge of the Company, is threatened against or materially affects the Company or its affiliates which has not been disclosed in writing. There are not pending any governmental proceedings to which the Company or its affiliates are a party or to which any of their property is subject, which has not been disclosed in writing. No judgment, injunction, restraining order or order of any nature by any court of competent jurisdiction or regulatory agency has been issued and/or remains in effect relating to any kind of wrongdoing in connection with a securities transaction involving the Company or its affiliates.

8.2 By execution of this Agreement, FinMap represents and warrants to the Company and the Company shall be entitled to rely fully upon such representations, that:
           a) The Company has full and complete corporate authority to enter into this Agreement.
           b) That the officer executing this Agreement on behalf of the Company is duly empowered to so execute and, as of the Effective Date, holds in good standing the office indicated.
           c) That the Company intends to be legally bound by the terms set forth herein.
           d) FinMap is in compliance with all United States, local, state, federal, international and other applicable laws, ordinances and regulations applicable to its business and the marketing of the Company hereunder, with the exception of violations of such laws ordinances and regulations that would not individually or in the aggregate have a material adverse effect on FinMap or the Company.
           f) There is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, which has been served on FinMap or its affiliates and is now pending or which, to the knowledge of FinMap, is threatened against or materially affects FinMap or its affiliates which has not been disclosed in writing. There are not pending any governmental proceedings to which FinMap or its affiliates are a party or to which any of their property is subject, which has not been disclosed in writing. No judgment, injunction, restraining order or order of any nature by any court of competent jurisdiction or regulatory agency has been issued and/or remains in effect relating to any kind of wrongdoing in connection with a securities transaction involving FinMap or its affiliates.
           g) FinMap makes the following representations and warranties to the Company regarding the Warrant and the Warrant Stock (the "Company Securities"):

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               (i)   FinMap has been furnished with and has carefully read each of (A) the Company' Annual Report on Form 10-K for fiscal year ended December 31, 1999, as amended; and (B) the Company' Quarterly Report on Form 10-Q for fiscal quarter ended June 30, 2000. In evaluating the suitability of an investment in the Company, FinMap has not relied upon any representations or other information (whether oral or written) from the Company or of its agents, and no oral or written representations have been made or oral or written information furnished to FinMap or its advisors, if any, in connection with the acceptance of the shares of the Company Securities which were in any way inconsistent with the information set forth in the documents listed in the first sentence of this Section 8.2(g)(i). The Company has granted to FinMap and its representatives the opportunity to examine such documents and ask such questions of the Company as FinMap has deemed necessary, and FinMap has received satisfactory answers from the Company (or persons acting on the Company's behalf) concerning the Company and the terms and conditions of the Company Securities described herein and all other information they have deemed necessary with making an informed investment decision. The Company will provide to FinMap copies of all of the Company Quarterly Reports on 10-Q for each fiscal quarter ended after the Effective Date and prior to the expiration or termination of this Agreement, together with such additional information as FinMap may reasonably request from the Company that is readily available to the Company.
               (ii) The Company has made available to FinMap all documents and information that FinMap has requested relating to an investment in the Company.
               (iii) FinMap recognizes that an investment in the Company
                     involves substantial risks, and FinMap has taken full cognizance of and understands all of the risk factors related to the acceptance of the Company Securities.
               (iv) FinMap has carefully considered and has, to the extent FinMap believes such discussion necessary, discussed with FinMap's professional legal, tax and financial advisers the suitability of an investment in the Company for FinMap's particular tax and financial situation, and FinMap has determined that the Company Securities are a suitable investment for FinMap.
               (v) All information which FinMap has provided to the Company concerning FinMap and the financial position of FinMap is correct and complete as the Effective Date.
               (vi) FinMap has such knowledge and experience in financial and business matters that FinMap is capable of (i) evaluating the merits and risks of an investment in the Company Securities, and (ii) making an informed investment decision.

9.0  CONFIDENTIALITY, COMPETITION AND NON-CIRCUMVENTION

9.1  Confidentiality.

           a) "Confidential Information" shall include the financial terms and conditions of this Agreement, user information and any other business information of the disclosing party ("Discloser") which is confidential or proprietary, including, without limitation, the Company's technology, firmware, source code, software tools, designs,

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               schematics, plans or any other information relating to any product or service, work in process, future development, scientific, engineering, manufacturing, marketing or business plans, or financial or personnel materials, future products, sales, suppliers, employees, investors or business.
           b) A party hereunder receiving Confidential Information under this Agreement ("Recipient") shall use such Confidential Information of the Discloser only for limited business purpose described herein. A Recipient's duty to protect Confidential information disclosed under this Agreement extends for a period of two (2) years from the date of each first disclosure of the particular Confidential Information. A Recipient shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the dissemination to third parties or publication of the Confidential Information as the Recipient uses to protect its own confidential information of a like nature.

9.2 Duty. This Agreement imposes no obligation upon a Recipient with respect to Confidential Information which (a) was in the Recipient's possession before receipt from the Discloser, (b) is or becomes a matter of public knowledge through no fault of the Recipient, (c) is rightfully received by the Recipient from a rightfully possessing third party without a duty of confidentiality, (d) is disclosed by the Discloser to a third party without a duty of confidentiality on the third party; (e) is required to be disclosed by court order or other lawful governmental action, but only to the extent so ordered or pursuant to any applicable securities exchange requirement, and provided that the Recipient promptly notifies the Discloser so that the Discloser may attempt to obtain a protective order, or (f) is disclosed by the Recipient with the Discloser's prior written approval in accordance with said written approval. Each Discloser warrants that it has the right to freely make the disclosures under this Agreement.

9.3  Competition and Non-Circumvention.
           a) There are no restrictions against competition imposed by this Agreement, it being understood by the parties that this is a non-exclusive agreement.
           b) Because of the Confidential Information to be obtained by or disclosed to the Company, as hereinabove set forth, and as a material inducement to the parties' entry into this Agreement, the parties each hereby covenant and agree during the term of this Agreement that neither party shall, directly or indirectly, solicit for employment or employ any employee of the other party or such other party's affiliates.

9.4 Acknowledgment of Reasonableness. Both the Company and FinMap hereby represent, warrant and acknowledge that it has carefully read and considered the provisions of this Section 9 and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of FinMap, the Company, their respective shareholders, officers, directors, employees and representatives.

10.0 MISCELLANEOUS

10.1 Notices. Any notice or other communication required or permitted by this Agreement shall be deemed to have been validly delivered (i) five (5) business days after mailing if the same shall be mailed by registered or certified mail, postage prepaid, and addressed to the proper party hereto at its

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     respective address, (ii) one (1) business day after delivery to a private courier guaranteeing same day or next day delivery, and addressed to the proper party hereto at its respective address, (iii) on the date of facsimile transmission if sent by facsimile to the proper party hereto at its respective facsimile number, and if a confirmation copy of the facsimile transmission is sent by registered or certified mail, postage prepaid, or by private same day or next day courier, and addressed to such party at its respective address, and (iv) on the date of email transmission if sent by email to the proper party hereto at its respective email address, and if a confirmation copy of the email transmission is sent by facsimile to such party at its respective facsimile number and by registered or certified mail, postage prepaid, or by private same day or next day courier, and addressed to such party at its respective address. Any notice or other communication received at the addressee's location after 5:00 p.m. shall be deemed to have been received at 9:00 a.m. on the next business day at the addressee's location.

     With respect FinMap, all notices shall be addressed to:

          FinMap Corporation
          700 West Hillsboro Blvd.
          Building 3, Suite 101
          Deerfield Beach, FL 33441
          Attention:  Greg Paige
          Tel.:  (954) 418-8601
          Fax:  (954) 418-8756
          Email:  ________________________

     With respect to the Company, all notices shall be addressed to:

          Applied Voice Recognition, Inc.
          1770 St. James Place, Suite 116
          Houston, Texas  77056
          Attention:  James Springfield, Chief Executive Officer
          Tel.:  (713) 621-3131
          Fax:  (713) 621-9027
          Email:  jgs@e-DOCS.com

     Either party hereto may change the address at which it desires to receive notice upon ten (10) day's written notice of such change to the other party.

10.2 Merger. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This document and the Warrant to be issued hereunder contain the entire agreement between the parties hereto with respect to the subject matter of this Agreement. There are no understandings, representations or warranties except as expressly set forth herein and in the Warrant.

10.3 Survival. The representations, warranties and covenants of the parties hereto contained herein shall survive the execution of this Agreement and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any party hereto.

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10.4 Governing Law and Venue. The interpretation and construction of this
     Agreement, and all matters relating thereto, shall be governed by the laws of the State of Texas without regard to Texas' "conflict of law" rules.
     The parties hereto acknowledge that this Agreement is to be at least partially performed in Harris County, Texas, and, therefore, subject to the terms of Section 10.5, any judicial proceeding brought to enforce this Agreement, or any matter related thereto, shall be brought in the appropriate courts for Harris County, Texas, or the appropriate United States District Court located in Harris County, Texas. By execution of this Agreement, each party hereto accepts and agrees to the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

10.5 Enforcement/Disputes Subject to Arbitration.

           a) Claims Covered. The Company and FinMap mutually consent to the resolution by arbitration of all claims or controversies ("Claims"), that the Company may have against FinMap or against its officers, directors, employees, or agents, in their capacity as such or otherwise, or that FinMap may have against the Company or against its officers, directors, employees, or agents, in their capacity as such or otherwise. The Claims covered by this
               Section 10.5 include, but are not limited to, claims for violation of any federal, state or other governmental law, statute, regulations, or ordinance, except Claims excluded in
               Section 10.5 b).
           b) Claims Not Covered. Claims the parties hereto may have against the other for injunctive relief for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, are not subject to this Section 10.5, and both parties hereto understand and agree that the other party may seek and obtain relief from a court of competent jurisdiction.
           c) Required Notice of all Claims and Statue of Limitations. The Company and FinMap agree that the aggrieved party hereunder must give written notice of any Claims to the other party within one hundred eighty (180) days of the occurrence giving rise to the Claim (each, a "Claim Notice"), and file any arbitration or suit within one (1) year after the occurrence giving rise to the Claim; otherwise, the Claim shall be void and deemed waived even if there is a federal or state statute of limitations which would have given more time to pursue the Claim. The written notice shall identify and describe the nature of all Claims asserted and the facts upon which such Claims are based.
           d) Representation. Either of the parties hereto may be represented by an attorney or other representative selected by such party.
           e) Discovery. Each party hereto shall have the right to take the deposition of one (1) individual and any expert witness designated by the other party. Each party hereto also shall have the right to make requests for production of up to twenty (20) categories of documents to any party. Additionally, each party hereto shall have the right to serve not more than ten (10) interrogatories (including all subparts) to any party. The subpoena right specified below shall be applicable to discovery pursuant to this Section 10.5 e). Additional discovery may be had only where the Arbitrator (as hereinafter defined) selected pursuant to this Agreement so orders, upon a showing of substantial need.
           f) Mediation. If the parties hereto are not able to resolve the Claim within five (5) days after any party receives a Claim Notice, then, within five (5) days immediately after the

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               expiration of the aforesaid five (5)-day period, the parties hereto shall attempt to agree upon an independent mediator. If the parties are unable to reach an agreement upon an independent mediator within such second five (5)-day period, then either party shall be entitled to request that the Judicial Arbitration & Mediation Service, Inc. ("JAMS") (or similar mediation service of a similar national scope if JAMS no longer then exists) appoint an independent mediator who shall serve as mediator for all purposes hereof. The parties hereto agree that they shall each pay one-half (1/2) of the mediator's services. The cost of the mediator's services shall be paid in advance upon request by the mediator or any other party. Within ten (10) days after selection of the mediator, the mediator shall call for and set a meeting among the parties and the mediator for the purpose of mediating the Claim. If the parties are unable to resolve the Claim within thirty (30) days after the Claim Notice (the "Mediation Period"), the Claim shall be decided by arbitration, if such a demand is timely filed.
           g) Arbitration Procedures. The Company and FinMap agree that, except as provided in this Agreement, any arbitration shall be in accordance with the then-current Commercial Arbitration Rules of JAMS before an arbitrator who is licensed to practice law in the State of Texas (the "Arbitrator"). The arbitration shall take place in Houston, Texas.
               (1)  The Arbitrator shall be selected as follows:   JAMS shall
                    give each of the parties hereto a list of five (5) arbitrators drawn from its panel of commercial arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately until only one name remains. The party who did not initiate the Claim shall strike first. If no common name remains on the lists of all parties, JAMS shall furnish an additional list or lists until an Arbitrator is selected.
               (2) The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of Texas, or federal law, or both, as applicable to the Claim(s) asserted. The Texas Rules of Evidence shall apply. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this Agreement, including but not limited to any Claim that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties, except as provided in this Agreement.
               (3) The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Texas Rules of Civil Procedure.
               (4) At least thirty (30) days before the final arbitration hearing, the parties must exchange lists of witnesses, including any expert, and copies of all exhibits intended to be used at the arbitration.

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

               (5) Each party shall have the right to subpoena witnesses and documents for arbitration, including service of document subpoena during discovery.
               (6) Either party, at its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings.
               (7) Either party, upon request at the close of any hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.
               (8)  Either party may bring an action in a court as provided in
                    Section 10.4 to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided in this Agreement, both the Company and FinMap agree that neither shall initiate or prosecute any lawsuit or administrative action (other than as required by applicable law) in any way related to any Claim covered by this Agreement.
               (9) The Arbitrator shall render an award and opinion in the form typically rendered in arbitrations.

           h) Arbitration Fees and Costs. The Company and FinMap shall equally share the fees and costs of the Arbitrator. Each party hereto will deposit funds or post other appropriate security for its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, ten (10) days before the first day of hearing. However, the prevailing party shall be entitled to recover from the non-prevailing party in accordance with Section 10.6 of this Agreement, and the Arbitrator may award such fees.
           i) No Appeal. The parties hereto intend any decision of the Arbitrator to be binding absent fraud or corruption of the Arbitrator. As such, any award of the Arbitrator may only be appealed in the circumstance of fraud or corruption in the arbitration proceeding.
           j) Interstate Commerce. FinMap understands and agrees that the Company is engaged in transactions involving interstate commerce and that FinMap's services involve such commerce.
           k) Requirements for Modification or Revocation. The agreement to arbitrate set forth in this Section 10.5 shall survive the termination or expiration of the term of this Agreement. Such agreement to arbitrate can only be revoked or modified by a writing signed by the parties hereto which specifically states an intent to revoke or modify such agreement to arbitrate.

10.6 Litigation. In the event either party hereto brings an action or suit to enforce or interpret this Agreement or for damages on account of the breach of a covenant or representation or warranty contained herein, the prevailing party shall be entitled to recover from the other party the prevailing party's reasonable attorneys' fees and costs (including costs of arbitration) incurred in any such action, in addition to other relief to which the prevailing party is entitled.

10.7 Publicity and Disclosures. No press releases or any public disclosures, whether written or oral, of the transactions contemplated by this Agreement shall be made without the prior knowledge and written consent of the Company.

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

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     If this Agreement accurately reflects your understanding of our agreements with respect to the subject matter hereof, please so indicate by executing a copy of this Agreement in the space provided below for your signature and returning a fully executed copy of this Agreement to the undersigned.

                                    FINMAP CORPORATION


                                    By: ____________________________
                                         Gregory L. Paige,
                                         Managing Director


ACCEPTED AND AGREED:

APPLIED VOICE RECOGNITION, INC.


By: ________________________
     James Springfield,
     President
Date:______________________ (the "Effective Date")

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